UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2024

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

154-09 146th Ave., Jamaica, New York	11434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (718) 978-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement for Eli Kay

On September 17, 2024, Unique Logistics International, Inc., a Nevada corporation (the “Company”) entered into an amendment (the “Kay Amendment”) to the existing Employment Agreement, dated as of August 11, 2021, with Eli Kay, the Company’s Chief Financial Officer (the “Kay Employment Agreement”).

Pursuant to the Kay Amendment, Mr. Kay’s annual salary shall be increased from $180,000 to $275,000, and the scope of Mr. Kay’s employment will be updated from the Chief Financial Officer of the Company to Chief Financial Officer for the Company and its subsidiaries and affiliates. The Kay Amendment further extends the termination notice period from 30 days to six months. According to the Kay Amendment, in the event of termination without cause and in lieu of six months’ notice of termination, the Company shall pay Mr. Kay his ongoing salary for six months and Mr. Kay shall be entitled to any bonus earned and disbursed during the termination notice and severance period.

The foregoing summary description of the Kay Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Kay Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment to Employment Agreement between Unique Logistics International, Inc. and Eli Kay, dated September 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Date: September 23, 2024	By:	/s/ Sunandan Ray
	Name:	Sunandan Ray
	Title:	Chief Executive Officer